As filed with the Securities and Exchange Commission on November 30, 2004

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

LYONDELL CHEMICAL COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1221 McKinney Street, Suite 700 Houston, Texas 77010	95-4160558
(State or Other Jurisdiction of Incorporation or Organization)	(Address of Principal Executive Offices and Zip Code)	(I.R.S. Employer Identification No.)

Millennium Chemicals Inc. Long Term Stock Incentive Plan

Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan

Millennium Chemicals Inc. Supplemental Savings and Investment Plan

Millennium Chemicals Inc. Salary and Bonus Deferral Plan

Millennium Savings and Investment Plan

Millennium Chemicals Inc. Sharesave Scheme 1997

Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme

Fonds Commun de Placement d’Entreprise “Millennium”

Share Purchase Plan

Millennium Inorganic Chemicals Share Incentive Plan

(Full Title of the Plans)

KERRY A. GALVIN

Senior Vice President, General Counsel and Secretary

Lyondell Chemical Company

1221 McKinney Street, Suite 700

Houston, Texas 77010

(Name and Address of Agent for Service)

(713) 652-7200

(Telephone Number, Including Area Code,

of Agent for Service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (4)	Amount of Registration Fee
Common Stock, par value $1.00 per share (1)	2,520,447(3)	(4)	$53,769,326	$6,813

(1)	Includes the associated rights to purchase common stock under Lyondell Chemical Company’s (“Lyondell”) Rights Agreement dated as of December 8, 1995, as amended. No separate consideration is payable for the associated right to purchase common stock. The registration fee for these securities is included in the fee for the common stock.

(2)	Pursuant to Rule 416 of the Securities Act of 1933, this Registration Statement shall also cover such indeterminate number of additional shares as may become issuable under the plans as a result of the antidilution provisions thereof. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Millennium Savings and Investment Plan described herein.

(3)	The shares of Lyondell common stock being registered hereby include (a) 384,849 shares to be offered under the Millennium Chemicals Inc. Long Term Stock Incentive Plan; (b) 1,191,876 shares to be offered under the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan; (c) 39,387 shares to be offered under the Millennium Chemicals Inc. Supplemental Savings and Investment Plan; (d) 217,616 shares to be offered under the Millennium Chemicals Inc. Salary and Bonus Deferral Plan; (e) 499,000 shares to be offered under the Millennium Savings and Investment Plan; (f) 137,720 shares to be offered under the Millennium Chemicals Inc. Sharesave Scheme 1997, (g) 10,000 shares to be offered under the Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme, (h) 10,000 shares to be offered under the Fonds Commun de Placement d’Entreprise “Millennium”, (i) 10,000 shares to be offered under the Share Purchase Plan and (j) 20,000 shares to be offered under the Millennium Inorganic Chemicals Share Incentive Plan (each of the plans referred to in (a) - (j) are hereinafter referred to as the “Plans”). Pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), among Lyondell, Millennium Chemicals Inc. (“Millennium”) and Millennium Subsidiary LLC (“Merger Sub”), dated March 28, 2004 (i) Merger Sub will merge into Millennium, (ii) a share of Millennium preferred stock will be issued immediately prior to the merger and will be converted into common stock of Millennium, (iii) Millennium will become a wholly owned subsidiary of Lyondell, (iv) each share of Millennium common stock will be converted into the right to receive between 0.95 and 1.05 shares of Lyondell common stock, with the final exchange ratio based on the weighted average sales price of Lyondell common stock for the 20 trading days ending on the third trading day before the closing of the transaction, and (v) Lyondell common stock, rather than Millennium common stock, will be issued to participants under the Plans for outstanding awards and future grants or purchases, if any, under the Plans. The exchange ratio of Lyondell shares to Millennium shares will be 0.95.

(4)	Estimated pursuant to Rules 457(c) and 457(h)(1) under the Securities Act of 1933 solely for the purpose of computing the registration fee and based upon (a) the aggregate exercise price of the options to purchase 1,344,531 shares of Millennium common stock outstanding as of November 26, 2004, that will become options to purchase a total of 1,277,304 shares of Lyondell common stock upon consummation of the transactions pursuant to the Merger Agreement ($20,651,996) and (b) with respect to the balance of the 1,243,143 shares of Lyondell common stock registered hereby, the average of the high and low sales price of Lyondell common stock reported on the New York Stock Exchange on November 22, 2004 ($26.64).

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Note: The document(s) containing the information required by Item 1 of Form S-8 and the statement of availability of information about us and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the SEC either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. We shall maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, we will furnish to the SEC or its staff a copy or copies of all of the documents included in such file.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. You can read and copy any document we file with the SEC at the SEC’s public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available free of charge from our web site at www.lyondell.com. Information contained on our web site or any other web site is not incorporated into this Registration Statement and does not constitute a part of this Registration Statement. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

The SEC allows us to incorporate by reference the information we and other registrants file with it, which means we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this Registration Statement, and later information we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below, and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the offered securities. The documents we incorporate by reference are:

•	Lyondell’s annual report on Form 10-K for the year ended December 31, 2003;

•	Lyondell’s quarterly reports on Form 10-Q for the quarters ended March 31, 2004, June 30, 2004 and September 30, 2004;

•	Lyondell’s current reports on Form 8-K filed January 16, March 29, April 15, August 23, September 20, October 4, October 5 and November 22, 2004;

•	The description of Lyondell’s capital stock (including the related rights to purchase Lyondell common stock) contained in Lyondell’s current report on Form 8-K filed with the SEC on October 22, 2002, as such may be amended from time to time; and

•	Annual report of the Millennium Savings and Investment Plan on Form 11-K for the year ended December 31, 2003.

Item 4.	Description of Securities.

Not Applicable.

Item 5.	Interest of Named Experts and Counsel.

The legality of the Lyondell common stock is opined on by Kerry A. Galvin, our Senior Vice President, General Counsel and Secretary. As of October 14, 2004, Ms. Galvin owned 31,261 shares of Lyondell common stock, either directly or through employee benefit plans, and held options to acquire 393,095 shares of Lyondell common stock.

Item 6.	Indemnification of Directors and Officers.

Delaware General Corporation Law

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for any of the following:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders,

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law,

•	payments of unlawful dividends or unlawful stock repurchases or redemptions, or

•	any transaction from which the director derived an improper personal benefit.

Lyondell’s Amended and Restated Certificate of Incorporation provides that no director shall be personally liable to it or any of its shareholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware law. Any repeal or modification of such provision shall not adversely affect any right or protection of a director for or with respect to any acts or omissions of such director occurring prior to such amendment or repeal.

Under Section 145 of the Delaware General Corporation Law, a corporation may indemnify any individual made a party or threatened to be made a party to any type of proceeding, other than an action by or in the right of the corporation, because he or she is or was an officer, director, employee or agent of the corporation or was serving at the request of the corporation as an officer, director, employee or agent of another corporation or entity against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such proceeding: (1) if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; or (2) in the case of a criminal proceeding, he or she had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify any individual made a party or threatened to be made a party to any threatened, pending or completed action or suit brought by or in the right of the corporation because he or she was an officer, director, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other entity, against expenses actually and reasonably incurred in connection with such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, provided that such indemnification will be denied if the individual is found liable to the corporation unless, in such a case, the court determines the person is nonetheless entitled to indemnification for such expenses. A corporation must indemnify a present or former director or officer who successfully defends himself or herself in a proceeding to which he or she was a party because he or she was a director or officer of the corporation against expenses actually and reasonably incurred by him or her. Expenses incurred by an officer or director, or any employees or agents as deemed appropriate by the board of directors, in defending civil or criminal proceedings may be paid by the corporation in advance of the final disposition of such proceedings upon receipt of an undertaking by or on behalf of such director, officer, employee or agent to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the corporation. The Delaware law regarding indemnification and expense advancement is not exclusive of any other rights which may be granted by Lyondell’s certificate of incorporation or by-laws, a vote of shareholders or disinterested directors, agreement or otherwise.

By-laws

Lyondell’s Amended and Restated By-laws (“Lyondell’s By-laws”) contain indemnification rights for its directors and officers. Specifically, Lyondell’s By-laws provide that Lyondell shall indemnify its officers and directors with respect to all matters to which Section 145 of the Delaware General Corporation Law may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware. Further, Lyondell may maintain insurance to protect itself and any of its directors and officers or directors or officers of another corporation, partnership, joint venture, trust or other enterprise against expense, liability or loss. Lyondell may also enter into indemnity agreements with persons who are members of its board of directors, its elected officers and with other persons as the board of directors may designate.

Millennium’s By-laws (the “Millennium By-laws”) contain indemnification rights for its directors and officers. Specifically, the Millennium By-laws provide that Millennium shall indemnify its officers and directors with respect to all matters to which Section 145 of the Delaware General Corporation Law may in any way relate, to the fullest extent permitted or allowed by the laws of the State of Delaware. Further, Millennium may maintain insurance for directors and officers of Millennium, and persons who serve at the request of Millennium as directors, officers, members, employees, fiduciaries or agents of other enterprises against any expense, liability or loss incurred in such capacity, whether or not Millennium would have the power to indemnify such persons against such expense or liability under the Millennium By-laws. The indemnification rights conferred by the Millennium By-laws shall continue as to a person who has ceased to be a director or officer of Millennium.

Indemnity Agreements

Lyondell has entered or will enter into indemnity agreements (“Indemnity Agreements”) with each of its present and future directors and officers (individually, the “Indemnitee” and collectively, the “Indemnitees”). Each provides for the indemnification of and the advancing of expenses to the Indemnitee to the fullest extent permitted by Delaware law. More specifically, each Indemnity Agreement provides (i) that an Indemnitee is automatically entitled to indemnification for expenses to the extent an Indemnitee (including the Indemnitee’s estate, heirs, executors, and administrators) is successful in defending any indemnifiable claim whether on the merits or otherwise, (ii) that an Indemnitee is entitled to the advancement of expenses during the pendency of a proceeding, (iii) that Lyondell has the burden of proving that an Indemnitee is not entitled to indemnification and negates certain presumptions that may otherwise be drawn against an Indemnitee, (iv) a mechanism through which an Indemnitee may seek court relief in the event the Reviewing Party (as defined in the Indemnity Agreements) determines that the Indemnitee would not be entitled to be indemnified, (v) that an Indemnitee is entitled to indemnification against all expenses (including attorneys’ fees) incurred in seeking to collect an indemnity claim or advancement of expenses from Lyondell and (vi) that after there has been a Change of Control (as defined in the Indemnity Agreements), all of Lyondell’s determinations regarding a right to indemnity, and the right to advancement of expenses, shall be made by independent legal counsel.

In the event of a Potential Change in Control (as defined in the Indemnity Agreements), the Indemnity Agreements require Lyondell, upon written request of the Indemnitee, to create a trust to indemnify the Indemnitee and to fund such trust in an amount sufficient to cover expenses reasonably anticipated. Upon a Change of Control, the trust would become irrevocable and the funds committed to such trust would not be available to Lyondell for use as working capital. All unexpended funds in the trust will revert to Lyondell upon a final court determination that an Indemnitee has been fully indemnified under the terms of the Indemnity Agreement.

Indemnitees’ rights under the Indemnity Agreements are not exclusive of any other rights they may have under Delaware Law, directors’ and officers’ liability insurance, its By-laws or otherwise. However, the Indemnity Agreements do prevent double payment.

If, in the future, because of changes in Delaware Law or otherwise, Lyondell determines that the Indemnity Agreements do not provide indemnification to the fullest extent of the Delaware law, Lyondell intends to amend such agreements, or enter into new agreements with directors and officers, to provide, in its judgment, for full indemnification.

Lyondell believes that the By-laws and the Indemnity Agreements are largely confirmatory of Delaware law. However, the provisions of the By-laws and the Indemnity Agreements apply to proceedings arising from acts or omissions occurring before or after their respective adoption or execution. In addition, the contract right explicitly created in the Indemnity Agreements gives the Indemnitee protection against a subsequent, adverse change in the indemnification provisions of its By-laws, such as might occur in the event of a Change of Control (as defined in the Indemnity Agreements). Upon a Change of Control, the establishment of a trust fund pursuant to the Indemnity Agreements might facilitate indemnification payments, but would not broaden the rights to indemnity thereunder. Furthermore, under the Delaware Law, the advance of litigation expenses is discretionary; under the Indemnity Agreements, such advance is mandatory absent a special determination to the contrary. Litigation expenses incurred by an Indemnitee in a proceeding to seek recovery of amounts due under the Indemnity Agreement are recoverable under the Indemnity Agreement if the Indemnitee is successful in whole or in part. In the absence of the Indemnity Agreement, such expenses might not have been recoverable.

Unlike Delaware law, which authorizes the payment of expenses (including legal fees) in a shareholders’ derivative suit, but not of any other amounts, such as fees or settlements, the Indemnity Agreements do not distinguish between indemnification for claims brought by or in the right of Lyondell Chemical Company and indemnification for claims brought by third parties. Accordingly, Lyondell would be permitted under an Indemnity Agreement to indemnify an Indemnitee within the limits established by law and public policy.

Merger Agreement

The Merger Agreement provides that each person who had been an officer or director of Millennium or any subsidiary or division before the effective date of the transaction will be indemnified by Lyondell for six years after the effective date of the transaction, to the fullest extent permitted under applicable law, against all losses, claims, damages, liabilities, costs or expenses, judgments, fines, penalties and amounts paid in settlement in connection with any threatened, pending or completed claim, action, suit, proceeding, investigation or inquiry arising out of or pertaining to acts or omissions, or alleged acts or omissions. The indemnity agreement also covers persons who served at the request of Millennium as a director, officer, limited liability company member, trustee or fiduciary of another corporation, partnership, joint venture, trust, pension or other employee benefit plan or enterprise. The Merger Agreement further provides that, for six years after the effective date of the transaction, Lyondell will maintain directors’ and officers’ liability insurance policies that provide coverage to those officers and directors of Millennium covered by a policy existing at the time of execution that are no less advantageous as a whole than those policies. Lyondell is not, however, required to pay annual premiums in excess of 250% of the last annual premium paid by Millennium before the execution of the Merger Agreement.

The above discussion of the Delaware General Corporation Law, our Bylaws and Indemnity Agreements and the Merger Agreement is intended to be only a summary and is qualified in its entirety by the full text of each of the foregoing.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits

The following documents are filed as a part of this registration statement or incorporated by reference herein:

Exhibit No.	Description

*2.1	Agreement and Plan of Merger, dated March 28, 2004, by and among Lyondell Chemical Company, Millennium Chemicals Inc., and Millennium Subsidiary LLC (filed as an exhibit to Lyondell’s Current Report on Form 8-K filed on March 29, 2004 and incorporated herein by reference).

*3.1	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company (filed as Annex E to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference).

*3.2	Amended and Restated By-Laws of Lyondell Chemical Company (filed as an exhibit to Lyondell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference).

*4.1	Specimen common stock certificate (filed as an exhibit to Lyondell’s Registration Statement on Form S-1 (No. 33-25407) and incorporated herein by reference).

*4.2	Rights Agreement dated as of December 8, 1995 between Lyondell Chemical Company and the Bank of New York, as Rights Agent (filed as an exhibit to Lyondell’s Current Report on Form 8-K dated December 8, 1995 and incorporated herein by reference).

*4.2(a)	Amendment to Rights Agreement dated August 22, 2002 (filed as an exhibit to Lyondell’s Current Report on Form 8-K dated as of August 22, 2002 and incorporated herein by reference).

*4.2(b)	Amendment to Rights Agreement dated January 1, 2003 (filed as an exhibit to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.3(a)	Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.25 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.3(b)	Amendment Number One to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.6 to Millennium’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference).

*4.3(c)	Amendment dated July 24, 1997 to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Appendix B to Millennium’s Report on Form 10-12B filed August 23, 1996 and incorporated herein by reference).

*4.3(d)	Amendments dated January 23, 1998 and December 10, 1998, to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.23(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.3(e)	Amendment dated as of November, 2002, to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.7(e) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.4(a)	Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.30 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

*4.4(b)	Amendment Number One dated January 23, 1998, to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.30(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

*4.4(c)	Amendment Number Two dated January 22, 1999, to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.28(c) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.4(d)	Amendment Number Three to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan dated November 2002 (Filed as Exhibit 10.19(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.5(a)	Millennium Chemicals Inc. Supplemental Savings and Investment Plan (Filed as Exhibit 10.29 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.5(b)	Amendment to the Millennium Chemicals Inc. Supplemental Savings and Investment Plan (Filed as Exhibit 10.20(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.6	Millennium Chemicals Inc. 2003 Long Term Incentive Plan (Filed as Exhibit 10.15 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.7	Millennium Chemicals Inc. 2004 Long Term Incentive Plan (Filed as Exhibit 10.16 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.8	Millennium Chemicals Inc. 2003 Executive Long Term Executive Plan (Filed as Exhibit 10.17 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.9	Millennium Chemicals Inc. 2004 Executive Long Term Incentive Plan (Filed as Exhibit 10.18 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.10(a)	Millennium America Holdings Inc. Long Term Incentive Plan and Executive Long Term Incentive Plan Trust Agreement (Filed as Exhibit 10.23 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

*4.10(b)	Amendment Number 1 to the Millennium America Holdings Inc. Long Term Incentive Plan Trust Agreement (Filed as Exhibit 10.23(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.11(a)	Millennium Chemicals Inc. Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

*4.11(b)	Form of Stock Option Agreement under Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24(b) to Millennium’s Annual Report on Form 10-K for the period ending December 31, 2001 and incorporated herein by reference).

*4.11(c)	Amendment to Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24(c) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.11(d)	Amendment dated as of November, 2002, to the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan (Filed as Exhibit 10.20(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(e)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for Non-Employee Directors (Filed as Exhibit 10.20(e) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(f)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Performance Unit Award Agreement for International Officers and Key Employees (Filed as Exhibit 10.20(f) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(g)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for International Officers and Key Employees (Filed as Exhibit 10.20(g) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(h)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for Officers and Key Employees (Filed as Exhibit 10.20(h) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.12	Millennium Savings and Investment Plan (Filed as Exhibit 4.4 to Millennium’s Registration Statement on Form S-8 filed January 14, 2002).

4.13	Millennium Chemicals Inc. Sharesave Scheme 1997 (filed herewith)

4.14	Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme (filed herewith)

4.15	Fonds Commun de Placement d’Entreprise “Millennium” (English translation of foreign language document filed herewith pursuant to Rule 403(c)(4))

4.16	Share Purchase Plan (filed herewith)

4.17	Millennium Inorganic Chemicals Share Incentive Plan (filed herewith)

5.1	Opinion of Kerry A. Galvin, Senior Vice President, General Counsel and Secretary of the Company (filed herewith). The Millennium Savings and Investment Plan will be submitted to the Internal Revenue Service (“IRS”) and Lyondell undertakes to make all changes required by the IRS to qualify the plan.

23.1	Consent of Kerry A. Galvin (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Lyondell Chemical Company (filed herewith).

23.3	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Millennium Savings and Investment Plan (filed herewith).

24.1	Power of Attorney (filed herewith).

*	Incorporated herein by reference as indicated.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) of the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Houston, state of Texas, on this 30th day of November, 2004.

LYONDELL CHEMICAL COMPANY

By:	/s/ KERRY A. GALVIN
Name:	Kerry A. Galvin
Title:	Senior Vice President, General Counsel and Secretary

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement on Form S-8 has been signed by the following persons in the capacities and on the date indicated.

* Dr. William T. Butler	Chairman of the Board	November 30, 2004

* Dan F. Smith	President, Chief Executive Officer and Director (Principal Executive Officer)	November 30, 2004

* Carol A. Anderson	Director	November 30, 2004

* Stephen I. Chazen	Director	November 30, 2004

* Travis Engen	Director	November 30, 2004

* Danny W. Huff	Director	November 30, 2004

* Dr. Ray R. Irani	Director	November 30, 2004

* Stephen F. Hinchliffe, Jr.	Director	November 30, 2004

* David J. Lesar	Director	November 30, 2004

* Dudley C. Mecum	Director	November 30, 2004

* Dr. William R. Spivey	Director	November 30, 2004

* Charles L. Hall	Vice President and Controller (Principal Accounting Officer)	November 30, 2004

* Kevin DeNicola	Vice President and Senior Chief Financial Officer (Principal Financial Officer)	November 30, 2004

*By:	/s/ KERRY A. GALVIN
Kerry A. Galvin, as Attorney in fact

Pursuant to the requirements of the Securities Act of 1933, the trustees (or other persons who administer the Millennium Savings and Investment Plan) have duly caused this registration statement to be signed on behalf of the Millennium Savings and Investment Plan by the undersigned, thereunto duly authorized, in the city of Hunt Valley, state of Maryland on November 30, 2004.

MILLENNIUM SAVINGS AND INVESTMENT PLAN (Plan)

By:	/s/ C. WILLIAM CARMEAN
C. William Carmean Member, Benefits Administration Committee

EXHIBIT INDEX

*2.1	Agreement and Plan of Merger, dated March 28, 2004, by and among Lyondell Chemical Company, Millennium Chemicals Inc., and Millennium Subsidiary LLC (filed as an exhibit to Lyondell’s Current Report on Form 8-K filed on March 29, 2004 and incorporated herein by reference).

*3.1	Amended and Restated Certificate of Incorporation of Lyondell Chemical Company (filed as Annex E to Lyondell’s Registration Statement on Form S-4/A filed on September 30, 2004 and incorporated herein by reference).

*3.2	Amended and Restated By-Laws of Lyondell Chemical Company (filed as an exhibit to Lyondell’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2004 and incorporated herein by reference).

*4.1	Specimen common stock certificate (filed as an exhibit to Lyondell’s Registration Statement on Form S-1 (No. 33-25407) and incorporated herein by reference).

*4.2	Rights Agreement dated as of December 8, 1995 between Lyondell Chemical Company and the Bank of New York, as Rights Agent (filed as an exhibit to Lyondell’s Current Report on Form 8-K dated December 8, 1995 and incorporated herein by reference).

*4.2(a)	Amendment to Rights Agreement dated August 22, 2002 (filed as an exhibit to Lyondell’s Current Report on Form 8-K dated as of August 22, 2002 and incorporated herein by reference).

*4.2(b)	Amendment to Rights Agreement dated January 1, 2003 (filed as an exhibit to Lyondell’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.3(a)	Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.25 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.3(b)	Amendment Number One to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.6 to Millennium’s Quarterly Report on Form 10-Q for the quarter ended September 30, 1997 and incorporated herein by reference).

*4.3(c)	Amendment dated July 24, 1997 to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Appendix B to Millennium’s Report on Form 10-12B filed August 23, 1996 and incorporated herein by reference).

*4.3(d)	Amendments dated January 23, 1998 and December 10, 1998, to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.23(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.3(e)	Amendment dated as of November, 2002, to the Millennium Chemicals Inc. Long Term Stock Incentive Plan (Filed as Exhibit 10.7(e) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.4(a)	Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.30 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference).

*4.4(b)	Amendment Number One dated January 23, 1998, to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.30(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1997 and incorporated herein by reference).

*4.4(c)	Amendment Number Two dated January 22, 1999, to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan (Filed as Exhibit 10.28(c) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.4(d)	Amendment Number Three to the Millennium Chemicals Inc. Salary and Bonus Deferral Plan dated November 2002 (Filed as Exhibit 10.19(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.5(a)	Millennium Chemicals Inc. Supplemental Savings and Investment Plan (Filed as Exhibit 10.29 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 1998 and incorporated herein by reference).

*4.5(b)	Amendment to the Millennium Chemicals Inc. Supplemental Savings and Investment Plan (Filed as Exhibit 10.20(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.6	Millennium Chemicals Inc. 2003 Long Term Incentive Plan (Filed as Exhibit 10.15 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.7	Millennium Chemicals Inc. 2004 Long Term Incentive Plan (Filed as Exhibit 10.16 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.8	Millennium Chemicals Inc. 2003 Executive Long Term Executive Plan (Filed as Exhibit 10.17 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.9	Millennium Chemicals Inc. 2004 Executive Long Term Incentive Plan (Filed as Exhibit 10.18 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.10(a)	Millennium America Holdings Inc. Long Term Incentive Plan and Executive Long Term Incentive Plan Trust Agreement (Filed as Exhibit 10.23 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

*4.10(b)	Amendment Number 1 to the Millennium America Holdings Inc. Long Term Incentive Plan Trust Agreement (Filed as Exhibit 10.23(b) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.11(a)	Millennium Chemicals Inc. Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24 to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2000 and incorporated herein by reference).

*4.11(b)	Form of Stock Option Agreement under Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24(b) to Millennium’s Annual Report on Form 10-K for the period ending December 31, 2001 and incorporated herein by reference).

*4.11(c)	Amendment to Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan (Filed as Exhibit 10.24(c) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2002 and incorporated herein by reference).

*4.11(d)	Amendment dated as of November, 2002, to the Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan (Filed as Exhibit 10.20(d) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(e)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for Non-Employee Directors (Filed as Exhibit 10.20(e) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(f)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Performance Unit Award Agreement for International Officers and Key Employees (Filed as Exhibit 10.20(f) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(g)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for International Officers and Key Employees (Filed as Exhibit 10.20(g) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.11(h)	Form of Millennium Chemicals Inc. 2001 Omnibus Incentive Compensation Plan Restricted Stock Award Agreement for Officers and Key Employees (Filed as Exhibit 10.20(h) to Millennium’s Annual Report on Form 10-K for the year ended December 31, 2003 and incorporated herein by reference).

*4.12	Millennium Savings and Investment Plan (Filed as Exhibit 4.4 to Millennium’s Registration Statement on Form S-8 filed January 14, 2002).

4.13	Millennium Chemicals Inc. Sharesave Scheme 1997 (filed herewith)

4.14	Millennium Inorganic Chemicals Ltd (Asia/Pacific) Employee Share Acquisition Scheme (filed herewith)

4.15	Fonds Commun de Placement d’Entreprise “Millennium” (English translation of foreign language document filed herewith pursuant to Rule 403(c)(4))

4.16	Share Purchase Plan (filed herewith)

4.17	Millennium Inorganic Chemicals Share Incentive Plan (filed herewith)

5.1	Opinion of Kerry A. Galvin, Senior Vice President, General Counsel and Secretary of the Company (filed herewith). The Millennium Savings and Investment Plan will be submitted to the Internal Revenue Service (“IRS”) and Lyondell undertakes to make all changes required by the IRS to qualify the plan.

23.1	Consent of Kerry A. Galvin (included in Exhibit 5).

23.2	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for Lyondell Chemical Company (filed herewith).

23.3	Consent of PricewaterhouseCoopers LLP, the independent registered public accounting firm for the Millennium Savings and Investment Plan (filed herewith).

24.1	Power of Attorney (filed herewith).

*	Incorporated herein by reference as indicated.